Exhibit 3.53

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

CC VIII, LLC

a Delaware limited liability company

CC VIII, LLC, a limited liability company, organized and existing under the laws of the State of Delaware hereby certifies as follows:

1. That the name of the limited liability company is CC VIII, LLC. The limited liability company filed a Certificate of Formation under the same name on August 6, 1999.

2. That the Amended and Restated Certificate of Formation which restates and further amends is attached hereto as Exhibit “A”.

3. That the Amended and Restated Certificate of Formation was duly executed and is being filed in accordance with the applicable provisions of Section 18-208 of Title 6 of the Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, CC VIII, LLC has caused this Certificate to be signed by Marcy Lifton, an authorized person, this 14 day of February, 2000.

/s/ Marcy Lifton
Marcy Lifton, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/14/2000
001074609 - 3080016

Exhibit “A”

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

CC VIII, LLC

a Delaware limited liability company

1. The name of the limited liability company is CC VIII, LLC

2. The address of its registered office in the State of Delaware is 30 Old Rudnick Lane in the City of Dover, 19901. The name of the registered agent at such address is CorpAmerica, Inc..

CERTIFICATE OF MERGER OF

BRESNAN PUBLIC CORPORATION

a Delaware corporation

INTO

CC VIII, LLC

a Delaware limited liability company

It is hereby certified that:

1. The constituent entities participating in the merger are:

(i)	Bresnan Public Corporation, a Delaware corporation; and

(ii)	CC VIII, LLC, a Delaware limited liability company.

2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the provisions of subsection (c) of Section 264 of the Delaware General Corporation Law and subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.

3. The name of the surviving entity is CC VIII, LLC.

4. The Certificate of Formation of CC VIII, LLC shall be the Certificate of Formation of the surviving entity.

5. The executed Agreement of Merger is on file at the principal place of business of CC VIII, LLC located at the following address:

12444 Powerscourt Drive, Suite 400

St. Louis, Missouri 63131

6. A copy of the Agreement of Merger will be furnished by CC VIII, LLC, on request and without cost, to any stockholder of Bresnan Public Corporation or any member of CC VIII, LLC.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:01 AM 02/14/2000
001074630 - 3080016

IN WITNESS WHEREOF, CC VIII, LLC, a Delaware limited liability company has caused this Certificate to be executed by a duly authorized person thereof as of this 14 day of February, 2000.

CC VIII, LLC

By:	/s/ Marcy Lifton
	Name:	Marcy Lifton
	Title:	Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 03/20/2002
020185102 - 3080016

CERTIFICATE OF MERGER OF

CCG VIII, LLC

a Delaware limited liability company

INTO

CC VIII, LLC

a Delaware limited liability company

It is hereby certified that:

1. The constituent entities participating in the merger are:

(i)	CCG VIII, LLC, which is a limited liability company organized under the laws of the State of Delaware.

(ii)	CC VIII, LLC, which is a limited liability company organized under the laws of the State of Delaware.

2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent entities in accordance with the provisions of Section 18-209 of the Delaware Limited Liability Company Act.

3. The name of the surviving entity is CC VIII, LLC, which will continue its existence under its present name upon the effective date of the merger pursuant to the provisions of the Delaware Limited Liability Company Act.

4. The executed Agreement of Merger is on file at the office of CC VIII, LLC located at the following address:

12405 Powerscourt Drive

St. Louis, Missouri 63131

5. A copy of the aforesaid Agreement of Merger will be furnished by CC VIII, LLC, on request and without cost, to any member of CC VIII, LLC or to any member of CCG VIII, LLC.

514403.01 04

IN WITNESS WHEREOF, CC VIII, LLC has caused this Certificate to be executed by an Authorized Person thereof this 26th day of February, 2002.

CC VIII, LLC,
a Delaware limited liability company

By:	/s/ Marcy Lifton
Marcy Lifton, Authorized Person

514403.01 04	- 2 -

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/18/2002
020460045 - 3080016

Certificate of Amendment to Certificate of Formation

of

CC VIII, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CC VIII, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on July 11, 2002

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)